     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 1997

                                                   REGISTRATION NUMBER 333-21205
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

              ORION CAPITAL CORPORATION                               ORION CAPITAL TRUST I
             (EXACT NAME OF REGISTRANT AS                          (EXACT NAME OF REGISTRANT AS
              SPECIFIED IN ITS CHARTER)                             SPECIFIED IN ITS CHARTER)
                       DELAWARE                                              DELAWARE
             (STATE OR OTHER JURISDICTION                          (STATE OR OTHER JURISDICTION
          OF INCORPORATION OR ORGANIZATION)                     OF INCORPORATION OR ORGANIZATION)
                         6749                                                  6719
             (PRIMARY STANDARD INDUSTRIAL                          (PRIMARY STANDARD INDUSTRIAL
             CLASSIFICATION CODE NUMBER)                           CLASSIFICATION CODE NUMBER)
                      95-6069054                                           APPLIED FOR
                   (I.R.S. EMPLOYER                                      (I.R.S. EMPLOYER
                IDENTIFICATION NUMBER)                                IDENTIFICATION NUMBER)
                                          ------------------------
               MICHAEL P. MALONEY, ESQ.                              MICHAEL P. MALONEY, ESQ.
                SENIOR VICE PRESIDENT,                                ADMINISTRATIVE TRUSTEE
            GENERAL COUNSEL AND SECRETARY                                600 FIFTH AVENUE
                   600 FIFTH AVENUE                               NEW YORK, NEW YORK 10020-2302
            NEW YORK, NEW YORK 10020-2302                                 (212) 332-8080
                    (212) 332-8080                                  (NAME, ADDRESS, INCLUDING
  (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE              ZIP CODE, AND TELEPHONE NUMBER,
                        NUMBER,
      INCLUDING AREA CODE, OF AGENT FOR SERVICE)           INCLUDING AREA CODE, OF AGENT FOR SERVICE),

                            ------------------------

                                   Copies to:

                              JOHN J. MCCANN, ESQ.
                        DONOVAN LEISURE NEWTON & IRVINE
                              30 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10112
                                 (212) 632-3345
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box [ ].
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                                              PROPOSED
                                                                         PROPOSED              MAXIMUM
                                                      AMOUNT             MAXIMUM              AGGREGATE           AMOUNT OF
            TITLE OF EACH CLASS OF                    TO BE           OFFERING PRICE          OFFERING          REGISTRATION
          SECURITIES TO BE REGISTERED               REGISTERED      PER UNIT(1)(2)(3)      PRICE(1)(2)(3)         FEE(2)(3)
-----------------------------------------------------------------------------------------------------------------------------
Exchange Capital Securities, Liquidation Amount
  $1,000 per Exchange Capital Security of Orion
  Capital Trust I (4)..........................    $125,000,000            100%             $125,000,000         $37,878.79
-----------------------------------------------------------------------------------------------------------------------------
Exchange Junior Subordinated Deferrable
  Interest Debentures of Orion Capital
  Corporation(2)...............................
-----------------------------------------------------------------------------------------------------------------------------
Exchange Guarantee by Orion Capital Corporation
  with respect to the Exchange Capital
  Securities(3)(4).............................
-----------------------------------------------------------------------------------------------------------------------------
         Total.................................  $125,000,000(4)           100%            $125,000,000(5)       $37,878.79
=============================================================================================================================

(1) Estimated for the sole purpose of computing the registration fee. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the Exchange Capital Securities Guarantee (the "Exchange Guarantee").

(2) No separate consideration will be received for the Exchange Junior Subordinated Deferrable Interest Debentures (the "Exchange Junior Subordinated Debentures") distributed upon any liquidation of Orion Capital Trust I.

(3) No separate consideration will be received for the Orion Capital Corporation Exchange Guarantee.

(4) This Registration Statement (as the same may be amended from time to time (the "Registration Statement")) is deemed to cover rights of holders of Exchange Capital Securities of Orion Capital Trust I under the Amended and Restated Declaration of Trust (the "Trust Agreement"), the rights of holders of Exchange Junior Subordinated Debentures under the Indenture, the rights of the holders of such Exchange Capital Securities under the Exchange Guarantee and certain backup undertakings as described herein.

(5) Such amount represents the liquidation amount of the Orion Capital Trust I Exchange Capital Securities to be exchanged hereunder and the principal amount of Exchange Junior Subordinated Debentures that may be distributed to holders of such Exchange Capital Securities upon any liquidation of Orion Capital Trust I.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.
================================================================================

PROSPECTUS

                             ORION CAPITAL TRUST I
                             OFFER TO EXCHANGE ITS
                       8.73% EXCHANGE CAPITAL SECURITIES
           (LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)
                       FOR ANY AND ALL OF ITS OUTSTANDING
                            8.73% CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
              UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                           ORION CAPITAL CORPORATION


THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 23, 1997 UNLESS EXTENDED.

                            ------------------------

    Orion Capital Trust I is a statutory business trust formed under the laws of the State of Delaware (the "Trust"),at the instance of Orion Capital Corporation, a Delaware corporation ("Orion" or "the Corporation"), which has agreed to pay all fees, expenses, debts, and obligations (other than the Trust Securities as defined below) related to the Trust. The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $125,000,000 aggregate liquidation amount determined on the basis of $1,000 per Capital Security ("Liquidation Amount") of its 8.73% Exchange Capital Securities (the "Exchange Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.73% Capital Securities (the "Old Capital Securities") of which $125,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, Orion Capital Corporation, a Delaware Corporation ("Orion" or the "Corporation"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Old Capital Securities, to the extent the Trust has funds legally available therefor, (the "Old Guarantee") for a like guarantee in respect of the Exchange Capital Securities (the "Exchange Guarantee") and (ii) all of its 8.73% Junior Subordinated Interest Deferrable Debentures due January 1, 2037 (the "Old Junior Subordinated Debentures") for a like aggregate principal amount of its 8.73% Exchange Junior Subordinated Deferrable Interest Debentures due January 1, 2037 (the "Exchange Junior Subordinated Debentures"), which Exchange Guarantee and Exchange Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures are collectively referred to herein as the "Exchange Securities."


    The terms of the Exchange Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the Exchange Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities,
(ii) the Exchange Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restrictions (and to the extent such restriction might be deemed applicable to the Exchange Offer, it is being waived by the Corporation and the Trust), (iii) the Exchange Securities will not provide for the increase in the Distribution (as defined below) rate thereon which is payable on the Old Capital Securities if the Corporation and the Trust do not or cannot fulfill certain obligations under a Registration Rights Agreement dated as of January 13, 1997 (the "Registration Rights Agreement") among the Corporation, the Trust and the Initial Purchasers (as defined in "Summary -- The Exchange Securities -- Absence of Market for the Exchange Capital Securities" (which obligations are satisfied upon the effectiveness of the Registration Statement of which this Prospectus is a part), (iv) the Exchange Junior Subordinated Debentures will be issued in denominations of $1,000 but will not contain the $100,000 minimum principal amount transfer restriction and (v) the Exchange Junior Subordinated Debentures will not provide for any increase in the interest rate thereon which is payable on the Old Junior Subordinated Debentures if the Corporation and the Trust do not or cannot fulfill certain obligations under the Registration Rights Agreement (which obligations are satisfied upon the effectiveness of the Registration Statement of which this Prospectus is a part). See "Description of Exchange Securities" and "Description of Old Securities." The Exchange Capital Securities are being offered for exchange in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement. In the event that the Exchange Offer is consummated, any Old Securities which remain outstanding after consummation of the Exchange Offer and the corresponding Exchange Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the Trust Agreement.



    This Prospectus and the Letter of Transmittal are first being mailed to all holders of Old Capital Securities on March 25, 1997.


     SEE "RISK FACTORS" COMMENCING ON PAGE 18 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------


                 The date of this Prospectus is March 25, 1997.

     The Exchange Capital Securities and the Old Capital Securities (collectively, the "Capital Securities") will represent preferred beneficial interests in the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities"). The Common Securities and the Capital Securities, are together referred to herein as the "Trust Securities". The Bank of New York is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities, investing the proceeds thereof in the Old Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures for which they may be exchanged (together, the "Junior Subordinated Debentures") and making Distributions. The Junior Subordinated Debentures are scheduled to mature on January 1, 2037 (the "Stated Maturity"). The Capital Securities may be redeemed, at the option of the Trust, at any time after January 1, 2007 and the Stated Maturity may under certain circumstances be shortened in the event of a Tax Event or an Investment Company Event. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Conditional Right to Shorten Maturity and Special Event Redemption." The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Subordination of Common Securities." As more fully described below, the Corporation, in addition to agreeing to pay all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust has entered into several contractual undertakings which, the Corporation believes, taken together, guarantee to the holders of the Capital Securities a full and unconditional right to enforce the payment of distributions, the payment of the redemption price upon redemption of the Capital Securities and the payment of the Liquidation Amount with respect to the Capital Securities upon liquidation of the Trust. (See "Risk Factors -- Rights Under the Guarantee; Direct Action For Payment.") Those contractual arrangements include the Corporation's obligations under (i) the Guarantee for the benefit of the holders of Capital Securities, (ii) the Trust Agreement, (iii) the Junior Subordinated Debentures and (iv) the Indenture.

     As used herein, (i) the "Indenture" means the Indenture, dated as of January 13, 1997, as amended and supplemented from time to time, between the Corporation and The Bank of New York as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Trust Agreement" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation as Sponsor, The Bank of New York as Property Trustee (the "Property Trustee"), Delaware Trust Capital Management, Inc. as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), and (iii) the "Common Guarantee" means the Common Securities Guarantee Agreement executed and delivered by the Corporation for the benefit of the holders of the Common Securities. In addition, as the context may require,
(i) "Capital Securities" and "Trust Securities" include the Old Capital Securities and the Exchange Capital Securities, (ii) "Trust Securities" includes the Capital Securities and the Common Securities, (iii) "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures, and (iv) "Guarantee" includes the Old Guarantee and the Exchange Guarantee.

     Except as provided below, the Capital Securities will be represented by global Capital Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of DTC. Beneficial interests in such Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds.

     Holders of the Exchange Capital Securities will be entitled to receive preferential cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures, accruing from January 13, 1997 and payable semi-annually in arrears on January 1 and July 1 of each year, commencing July 1, 1997, at the annual rate of 8.73% of the Liquidation Amount of $1,000 per Trust Security ("Distributions"). So long as no Debenture Event of Default (as defined in "Description of the Exchange Securities -- Description of Junior Subordinated Debentures -- Debenture Events of Default") has occurred and is continuing, the Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities will also be deferred and the Corporation and its subsidiaries will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. None of the Corporation's subsidiaries will be prohibited from declaring and paying cash distributions with respect to its capital stock or from making payments with respect to its debt securities. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of Capital Securities are entitled will continue to accumulate) at the rate of 8.73% per annum, compounded semi-annually. From and after the commencement of any such Extension Period, holders of Capital Securities will be required to include the accruals of interest in gross income for United States federal income tax purposes (as original issue discount) prior to the receipt of cash attributable to such interest. See "Description of Exchange Securities -- Description of Exchange Junior Subordinated
Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Consequences -- Interest Income and OID."

     The Corporation will, through the Guarantee, the Common Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture (each as defined below), taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Securities. See "Description of Exchange Securities -- Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee -- Full and Unconditional Guarantee." The Guarantee and the Common Guarantee will guarantee payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of Exchange Securities -- Description of Exchange Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Exchange Capital Securities." The Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Subordination"). The obligations of the Corporation under the Guarantee and the Common Guarantee will be (i) subordinate and junior in right of payment to all other liabilities of the Corporation; (ii) pari passu with (A) the most senior preferred or preference stock now or hereafter issued by the Corporation, and (B) any guarantee now or hereafter entered into by the Corporation in respect of any capital securities or common securities of any other trust similar to the Trust, or of a trustee of such trust, or of a partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (collectively, "Other Trusts"); and (iii) senior to the Corporation's common stock.

     The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined in "Description of the Exchange Securities -- Description of Exchange Capital Securities -- Redemption"), (i) in whole but not in part, on the Stated Maturity upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time, contemporaneously with the optional prepayment of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined in "Description of the Exchange Securities -- Description of Junior Subordinated Debentures -- Conditional Right to Shorten Maturity and Special Event Prepayment") at a redemption price equal to the Special Event Prepayment Price of the Junior Subordinated Debentures (as defined below in this paragraph) (the "Special Event Redemption Price"), and
(iii) in whole or in part, on or after January 1, 2007, contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price of the

Junior Subordinated Debentures (as defined below in this paragraph) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Securities -- Description of Capital Securities -- Redemption." The Junior Subordinated Debentures will be prepayable prior to the Stated Maturity at the option of the Corporation (i) on or after January 1, 2007, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to the principal amount thereof outstanding, plus accrued and unpaid interest thereon to the date of prepayment, or (ii) at any time, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined in "Descriptions of the Exchange Securities -- Description of Junior Subordinated Debentures -- Conditional Right to Shorten Maturity and Special Event Prepayment"), of the present values of the remaining scheduled payments of principal and the interest thereon to January 1, 2007, the first date on which the Junior Subordinated Debentures are subject to optional prepayment, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined in "Descriptions of the Exchange Securities -- Description of Junior Subordinated Debentures -- Conditional Right to Shorten Maturity and Special Event Prepayment") plus, in either case, accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Optional Prepayment" and "-- Conditional Right to Shorten Maturity and Special Event Prepayment."

     The Corporation, as the holder of all of the outstanding Common Securities, will have the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Corporation's having received an opinion of counsel to the effect that such distribution will not be a taxable event for United States federal income tax purposes to holders of Capital Securities. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures."
                            ------------------------

     The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that the Exchange Capital Securities issued pursuant to this Exchange Offer in Exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act), of such Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) such holder is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by such holder are being acquired in the ordinary course of its business, (iii) such holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Old Capital Securities to be exchanged pursuant to the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that the Old Capital Securities tendered by it for exchange were acquired for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal acknowledges that by so stating and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who own Old Capital Securities acquired for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the Prospectus prepared for this Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities.

     This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for the period ending 90-days after the Expiration Date (as defined below) (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the

Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of Exchange Capital Securities."

     Each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have orally informed the Corporation and the Trust that each of them currently intends to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market making may be discontinued by any or all of them at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Corporation and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

     The Corporation and the Trust have agreed to keep the Registration Statement, of which this Prospectus is a part, effective for a period of 30 calendar days (or longer if required by applicable law or in order to allow Participating Broker-Dealers to satisfy their prospectus delivery requirements) after notice of the Exchange Offer is mailed to holders of the Old Securities.

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS

PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE
DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.


     Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on April 23, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in any integral multiple of $1,000 Liquidation Amount (one Old Capital Security). The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer -- Fees and Expense." Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after January 13, 1997. See "The Exchange Offer -- Distributions on Exchange Capital Securities."


     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use Of Proceeds" and "Plan of Distribution."

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.
                            ------------------------

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Available Information.................................................................    9
Incorporation of Certain Documents By Reference.......................................    9
Summary...............................................................................   11
Risk Factors..........................................................................   18
Use of Proceeds.......................................................................   24
Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends............   24
Accounting Treatment..................................................................   25
Capitalization........................................................................   26
Summary Financial Data................................................................   27
Orion Capital Corporation.............................................................   29
Orion Capital Trust I.................................................................   29
The Exchange Offer....................................................................   30
Description of the Exchange Securities................................................   39
Description of the Old Securities.....................................................   60
Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated
  Debentures, the Exchange Guarantee and the Trust Agreement..........................   60
Certain Federal Income Tax Consequences...............................................   62
ERISA Considerations..................................................................   66
Plan of Distribution..................................................................   66
Validity of Exchange Securities.......................................................   67
Experts...............................................................................   67

                             AVAILABLE INFORMATION

     Orion is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by Orion with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission in New York (Seven World Trade Center, Suite 1300, New York, New York 10048) and Chicago (500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such materials also may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be inspected at the offices of the New York Stock Exchange, Inc. (20 Broad Street, New York, New York 10005). Orion is an electronic filer, and the Commission maintains a Web site that contains certain reports, proxy and information statements and other information regarding registrants (including Orion) that file electronically with the Commission. The address of the Commission's Web site is: http://www.sec.gov.

     Orion and the Trust have filed with the Commission a Registration Statement on Form S-4 (of which this Prospectus is a part) under the Securities Act with respect to the Exchange Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement, instrument or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement, instrument or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

     No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Exchange Capital Securities because the Trust is a newly formed special purpose entity, has no significant operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Old Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures and issuing the Trust Securities. See "Orion Capital Trust I" and "Description of the Exchange Securities." The Corporation and the Trust intend to apply to the Securities and Exchange Commission pursuant to Staff Accounting Bulletin No. 53 ("SAB 53") for exemption from the periodic reporting requirements of the Exchange Act and confirmation that the Corporation need not include either separate financial statements of the Trust or summarized financial information with respect to the Trust in its periodic reports filed pursuant to the Exchange Act. See "Accounting Treatment."

     The Trust is not currently subject to the information reporting requirements of the Exchange Act. The Trust will become subject to such requirements upon the effectiveness of the Registration Statement, although it intends to seek and expects to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by Orion (File No. 1-7801) are incorporated herein by reference and made a part hereof:

          1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1995;

          2. The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

          3. The Corporation's Current Report on Form 8-K filed on July 16, 1996, as amended by Amendment No. 1 filed on September 13, 1996, the Corporation's Current Report on Form 8-K filed on September 25, 1996 and the Corporation's Current Report on Form 8-K filed on January 8, 1997.

     All documents filed by Orion pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Exchange

Securities being offered hereby shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents.

     Incorporated by reference into the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 are the financial statements for the year ended December 31, 1995 of Guaranty National Corporation ("Guaranty National") and the information set forth under the caption "Reserves" (on pages 13 through 17) included in Guaranty National's Annual Report on Form 10-K for the year ended December 31, 1995.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein or in any Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or to the document, such provisions are qualified in all respects by reference to all of the provisions of such contract or to the document. Orion hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all documents that have been incorporated by reference in this Prospectus, other than exhibits to any such documents unless such exhibits themselves are specifically incorporated by reference in such document. Such requests should be directed to the Secretary of Orion Capital Corporation, 600 Fifth Avenue, New York, New York 10020-2302, telephone number (212) 332-8080.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

                           ORION CAPITAL CORPORATION

     Orion Capital Corporation is a property and casualty insurance holding company. The Corporation's insurance subsidiaries and affiliates are authorized to underwrite and sell most types of property and casualty insurance. The Corporation's insurance businesses are concentrated in niche insurance markets, particularly workers' compensation, professional liability, nonstandard automobile insurance and underwriting ocean marine, inland marine and property insurance through underwriting pools. For the five-year period ended December 31, 1995, the Corporation's return on equity from operating earnings (earnings after taxes, excluding the effects of the adoption of new accounting principles, extraordinary items and after-tax realized investment gains) averaged 15.7% per year. The combined ratio for the Corporation's insurance operations, computed on the basis of generally accepted accounting principles, has steadily improved from 109.4% in 1991 to 100.3% in 1995. These trends continued for the first nine months of 1996, as the annualized return on equity from operating earnings was 14.1%, and the combined ratio declined further to 99.9%. Orion's principal executive offices are located at 600 Fifth Avenue, New York, New York 10020-2302 and its telephone number is (212) 332-8080.

                             ORION CAPITAL TRUST I

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration of Trust executed by the Corporation as Sponsor and Delaware Trust Capital Management, Inc. as Delaware Trustee, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 3, 1997. The Trust's business and affairs are conducted by the Property Trustee and the three individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of
(i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation, (iii) making Distributions to holders of the Trust Securities as provided in the Trust Agreement and (iv) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities will be owned by the Corporation. Orion Capital Trust I's principal executive offices are located at 600 Fifth Avenue, New York, New York 10020-2302 and its telephone number is (212) 332-8080.

                               THE EXCHANGE OFFER


The Exchange Offer.........  Up to $125,000,000 aggregate Liquidation Amount of
                               Exchange Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered in the Exchange Offer for exchange in whole or in part in any integral multiple of $1,000 (one Old Capital Security) notwithstanding the requirement, applicable to all other transfers of a minimum transfer amount of $100,000 in Liquidation Amount. The Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Exchange Offer -- Procedures for Tendering Old Capital Securities."



Expiration Date............  5:00 p.m., New York City time, on April 23, 1997, unless the Exchange offer is extended by the Corporation or the Trust (in which case the

                               Expiration Date will be the latest date and time to which the Exchange Offer is extended). See "The Exchange Offer -- terms of the Exchange Offer."

Conditions to the Exchange
Offer......................  The Exchange Offer is subject to certain conditions, which may be waived by the
                               Corporation and the Trust in their sole
                               discretion. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See "The Exchange Offer -- Conditions to the Exchange Offer."

Offer......................  The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, reasonably exercised in accordance with applicable law and the terms of this Exchange Offer, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer -- Terms of the Exchange Offer."

Withdrawal Rights..........  Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer -- Withdrawal Rights."

Procedures for Tendering
  Old Capital Securities...  Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange Agent, either with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Capital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Exchange Offer -- Procedures for Tendering Old Capital Securities."

                             Letters of Transmittal and certificates
                               representing Old Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of Exchange Capital
  Securities...............  The Corporation and the Trust are making the
                               Exchange Offer in reliance on the position of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the

                               Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretation of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                             Each holder of Old Capital Securities who wishes to
                               exchange Old Capital Securities for Exchange
                               Capital Securities in the Exchange Offer will be required to represent that (i) such holder is not an "affiliate" of the Corporation or the Trust,
                               (ii) any Exchange Capital Securities to be received by such holder are being acquired in the ordinary course of its business, (iii) such holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that the Old Capital Securities tendered by it for exchange were acquired for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal acknowledges that, by so stating and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                             Based on the position taken by the staff of the
                               Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquire Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the Prospectus prepared for this Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities.

                             Accordingly, this Prospectus, as it may be amended
                               or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer -- Resales of Exchange Capital Securities," the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period of 90 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See " The Exchange Offer -- Resales of Exchange Capital Securities."

Effect of Not Accepting the
  Exchange Offer...........  Old Capital Securities which are not tendered in the Exchange Offer will continue to have all the rights presently accruing to them except the right to an increased Distribution rate on the Old Capital Securities in certain events if the Corporation and the Trust do not or cannot fulfill certain obligations under the Registration Rights Agreement (which obligations are satisfied upon the effectiveness of the Registration Statement of which this Prospectus is a part and consummation of the Exchange Offer). See "Risk Factors -- Consequences of a Failure to exchange Old Capital Securities." The Old Capital Securities will vote as a single class with Exchange Capital Securities. However, the Old Capital Securities will continue to be subject to restrictions on transfer and, except for limited exceptions for certain broker-dealers, will have no registration rights. To the extent that Old Capital Securities are not tendered and accepted in the Exchange Offer, a holder's ability to freely sell untendered Old Capital Securities could be adversely affected.

Exchange Agent.............  The exchange agent with respect to the Exchange
                               Offer is The Bank of New York (the "Exchange
                               Agent"). The addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The Exchange Offer -- Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds............  Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. See "Use Of Proceeds."

Certain Federal Income Tax
  Consequences; ERISA
  Considerations...........  Holders of Old Capital Securities should review the information set forth under "Certain Federal
                               Income Tax Consequences" and "ERISA
                               Considerations" prior to tendering Old Capital Securities in the Exchange Offer.

                            THE EXCHANGE SECURITIES

Securities Offered.........  Up to 125,000 of the Trust's Exchange Capital
                               Securities (Liquidation Amount $1,000 per
                               Exchange Capital Security) which have been registered under the Securities Act. The Exchange Capital Securities will be issued and the Old Capital Securities were issued under the Trust Agreement. The Exchange Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Voting Rights; Amendment of the Trust Agreement." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon which is payable on the Old Capital Securities if the Corporation and the Trust do not or cannot fulfill certain obligations under the Registration Rights Agreement (which obligations are satisfied upon the effectiveness of the Registration Statement of which this Prospectus is a part and consummation of the Exchange Offer) See "The Exchange Offer -- Purpose of the Exchange Offer," "Description of Exchange Securities" and "Description of Old Securities."

Distribution Dates.........  January 1 and July 1 of each year, commencing July
                               1, 1997.

Extension Periods..........  So long as no Debenture Event of Default has occurred and is continuing, Distributions on the Exchange Capital Securities may be deferred for the duration of any Extension Period elected by the Corporation with respect to the payment of interest on the Exchange Junior

                               Subordinated Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity. The Corporation has no current intention to exercise its right to defer payment of interest on the Exchange Junior Subordinated Debentures. See "Description of Exchange
                               Securities -- Description of Exchange Junior
                               Subordinated Debentures -- Option to Extend
                               Interest Payment Date" and "Certain Federal
                               Income Tax Consequences -- Interest Income and Original Issue Discount."

Ranking....................  The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Old Capital Securities and Common Securities except as described under "Description of Exchange Securities -- Description of Exchange Capital Securities -- Subordination of Common Securities." The Exchange Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and all other junior subordinated debentures to be issued by the Corporation (collectively, with the Old Junior Subordinated Debentures, the "Other Debentures"), which may be issued and sold (if at all) to Other Trusts, and will be unsecured and subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of Exchange
                               Securities -- Description of Exchange Junior
                               Subordinated Debentures." The Exchange Guarantee will rank pari passu with the Old Guarantee and all other guarantees issued by the Corporation with respect to capital securities issued or to be issued by Other Trusts (the "Other Guarantees"). The Guarantee and the Common Guarantee will be (i) subordinate and junior in right of payment to all other liabilities of the Corporation; (ii) pari passu with (A) the most senior preferred or preference stock now or hereafter issued by the Corporation, and (B) any guarantee now or hereafter entered into by the Corporation in respect of any capital securities or common securities of any Other Trusts; and
                               (iii) senior to the Corporation's common stock. See "Description of Exchange
                               Securities -- Description of Exchange
                               Guarantee -- Status of the Guarantee."

Redemption.................  The Trust Securities will be subject to mandatory redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity upon repayment of the Junior Subordinated Debentures, (ii) in whole but not in part, at any time contemporaneously with the optional prepayment of the Junior Subordinated Debentures by the Corporation upon the occurrence and continuation of a Special Event and (iii) in whole or in part, on or after January 1, 2007 contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, at the applicable Redemption Price. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Redemption."

Ratings....................  The Old Capital Securities are rated "BBB" by
                               Standard & Poor's Ratings Services, "BBB" by Duff & Phelps Credit Rating Co., and "baa3" by Moody's Investors Service. In connection with the rating of the Old Capital Securities, Moody's revised its rating outlook for the Corporation from stable to negative in light of Moody's concern about the Corporation's "increased leverage appetite." The Corporation has no present plans to incur additional indebtedness for money borrowed.

                             The Exchange Capital Securities are expected to
                               have the same ratings as the Old Capital
                               Securities.

Absence of Market for the
  Exchange Capital
  Securities...............  The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although each of Donaldson Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchasers") has orally informed the Trust and the Corporation that it currently intends to make a market in the Exchange Capital Securities, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time by any or all of them without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Trust and the Corporation do not intend to apply for listing of the Old Capital Securities or the Exchange Capital Securities on any securities exchange or for quotation through NASDAQ. See "Plan of Distribution."

                                  RISK FACTORS

     Prospective investors should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED DEBENTURES

     The obligations of the Corporation under the Junior Subordinated Debentures will be unsecured and rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange
Securities -- Description of Exchange Junior Subordinated
Debentures -- Subordination"). At September 30, 1996, the aggregate principal amount of outstanding Senior Indebtedness was approximately $210 million. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. The Guarantee and the Common Guarantee will be (i) subordinate and junior in right of payment to all other liabilities of the Corporation; (ii) pari passu with (A) the most senior preferred or preference stock now or hereafter issued by the Corporation, and (B) any guarantee now or hereafter entered into by the Corporation in respect of the capital securities or common securities of any Other Trusts; and (iii) senior to the Corporation's common stock. At September 30, 1996, the Corporation's subsidiaries had total liabilities of $2.5 billion. In addition, since the Corporation's insurance subsidiaries are subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to the Corporation without prior regulatory approval is limited by applicable laws and regulations. None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation. See "Description of Exchange Securities -- Description of Exchange Junior Subordinated
Debentures -- Subordination" and "Description of Exchange
Securities -- Description of Exchange Guarantee -- Status of the Exchange Guarantee."

     The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

     So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.73% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the relevant payment date for such Distributions during any Extension Period.

     Prior to the termination of any Extension Period, the Corporation may further extend an Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 8.73%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Exchange
Securities -- Description of Exchange Capital Securities -- Distributions" and

"Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Option to Extend Interest Payment Date."

     The Corporation has no current intention to exercise its right to defer payments of interest on the Junior Subordinated Debentures. However, should the Corporation exercise this right, each holder of Trust Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Trust Securities for United States federal income tax purposes. As a result, each such holder of Capital Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount" and "-- Sales of Capital Securities."

     Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, merely as a result of the existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities may be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferrals.

CONDITIONAL RIGHT TO SHORTEN MATURITY AND SPECIAL EVENT PREPAYMENT

     If a Tax Event (as defined below) occurs, then the Corporation will have the right, prior to the termination of the Trust, either (i) to shorten the Stated Maturity of the Junior Subordinated Debentures to the minimum extent required, but not less than 20 years from the date of original issuance thereof, such that in the written opinion of counsel experienced in such matters delivered to the Corporation, after shortening the maturity, interest paid on the Junior Subordinated Debentures will be deductible for federal income tax purposes (the action referred to above being referred to herein as a "Tax Event Maturity Shortening") or (ii) to prepay the Junior Subordinated Debentures, as described below. Prospective investors should be aware that the Corporation's exercise of its right to shorten the maturity of the Junior Subordinated Debentures will be a taxable event to holders of Capital Securities if the Junior Subordinated Debentures are treated as equity for purposes of United States federal income taxation before the maturity is shortened. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Conditional Right to Shorten Maturity and Special Event Redemption" and "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Conditional Right to Shorten Maturity and Special Event Prepayment."

     If a Tax Event or an Investment Company Event (as defined below) occurs, then the Corporation will have the right, within 90 days following the occurrence of such Tax Event or Investment Company Event, as the case may be, to prepay the Junior Subordinated Debentures in whole (but not in part) in the manner set forth under "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Conditional Right to Shorten Maturity and Special Event Prepayment," and therefore to cause a mandatory redemption of the Capital Securities prior to the Stated Maturity (the circumstances under which the Corporation has the right so to prepay the Junior Subordinated Debentures in connection with a Tax Event being referred to herein as a "Conditional Tax Redemption Event"). Each of a Conditional Tax Redemption Event or an Investment Company Event are sometimes referred to herein as a "Special Event."

     A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of counsel to the Corporation experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or as a result of any administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Old Capital Securities under the Trust Agreement, or as a result of a final determination, as evidenced by the execution of a Form 870 AD (or successor forms), arising from an audit or examination by the Internal

Revenue Service, there is more than an insubstantial risk that (i) the Trust is, or within 90 days of the date of such opinion will be, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges (each of the circumstances referred to in clauses
(i), (ii) and (iii) being referred to herein as an "Adverse Tax Consequence").

     An "Investment Company Event" means that the Corporation shall have received an opinion of an independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "Investment Company Act"), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in Investment Company Act Law"), there is more than insubstantial risk that the Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which Change in Investment Company Act Law becomes effective on or after the date of this Prospectus.

EXCHANGE OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

     The Corporation, as the holder of all of the outstanding Common Securities, will have the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Corporation's having received an opinion by independent tax counsel experienced in such matters to the effect that the holders will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and such distribution to holders of Capital Securities. See "Description of Exchange Securities -- Description of Capital Securities -- Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures."

POSSIBLE TAX LAWS AFFECTING THE CAPITAL SECURITIES

     On March 19, 1996, as part of President Clinton's Fiscal 1997 Budget Proposal, the Treasury Department proposed legislation (the "Proposed Legislation") which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995 if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to the Treasury Department (the "Democrat Letters"), which concurred with the view expressed in the Joint Statement. If the principles contained in the Joint Statement and the Democrat Letters were followed and if the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the effective date guidance contained in the Joint Statement and the Democrat Letters will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price or to shorten the maturity of the Junior Subordinated Debentures. See "Description of Exchange
Securities -- Description of Exchange Capital Securities -- Conditional Right to Shorten Maturity and Special Event Redemption" and "Description of Exchange Junior Subordinated

Debentures -- Conditional Right to Shorten Maturity and Special Event Prepayment." See also "Certain Federal Income Tax Consequences -- Proposed Tax Legislation."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

     There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby.

RIGHTS UNDER THE JUNIOR SUBORDINATED DEBENTURES

     Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE; DIRECT ACTION FOR PAYMENT

     The Bank of New York will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Bank of New York will also act as Property Trustee under the Trust Agreement and as Debenture Trustee under the Indenture. Delaware Trust Capital Management, Inc. will act as Delaware Trustee under the Trust Agreement. The Old Guarantee and the Exchange Guarantee each will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time or (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon a termination and liquidation of the Trust.

     The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of (or premium, if any) or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may, if it elects to exercise its right to proceed against the Corporation, be required to institute a legal proceeding directly against the Corporation for payment to such holder of the principal of (or premium, if any) or unpaid interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital

Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities," "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Debenture Events of Default" and "Description of Exchange Securities -- Description of Exchange Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

LIMITED VOTING RIGHTS

     Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the dissolution, termination or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation, as the holder of all of the outstanding Common Securities, may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust unless such action materially adversely affects the interests of such holders. See "Description of Exchange
Securities -- Description of Exchange Capital Securities -- Voting Rights; Amendment of the Trust Agreement" and "-- Removal of Issuer Trustees."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions for certain broker-dealers). The Corporation and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are not tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

     The Exchange Securities and any Old Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Voting Rights; Amendment of the Trust Agreement."

     The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by June 12, 1997 or declared effective by July 12, 1997, additional Distributions will thereupon accrue on the Old Capital Securities commencing on June 13, 1997 or July 13, 1997 as the case may be, at a rate of 0.25% per annum of the Liquidation Amount of such Old Capital Securities until the Exchange Offer is consummated. Upon the effectiveness of the Registration Statement of which this Prospectus is a part and the consummation of the Exchange Offer, the Trust and the Corporation will have satisfied their obligations in this regard and holders of Old Capital Securities will not be entitled to any such additional Distributions or any further registration rights under the Registration Rights Agreement, except under limited circumstances with respect to certain broker-dealers. See "Description of Old Capital Securities."

ABSENCE OF PUBLIC MARKET

     The Old Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by holders who are not affiliates of the Corporation or the Trust without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Old Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities). Exchange Capital Securities may be transferred by the holders thereof in blocks having a Liquidation Amount of $1,000 (one Exchange Capital Security) or integral multiples thereof. The Corporation and the Trust have been orally advised by the Initial Purchasers that each of the Initial Purchasers presently intends to make a market in the Exchange Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the Exchange Capital Securities may be discontinued by any or all of them at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the Exchange Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

     If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, applicable income tax treatments, the Corporation's results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Corporation, the Exchange Capital Securities may trade at a discount.

     Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

     Issuance of the Exchange Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

FLUCTUATION AND UNCERTAINTY OF PROPERTY AND CASUALTY INSURANCE INDUSTRY RESULTS

     The results of companies in the property and casualty insurance industry historically have been subject to significant fluctuations and uncertainties. The industry's profitability can be affected significantly by volatile and unpredictable developments (including catastrophes); changes in reserves resulting from the general claims and legal environments as different types of claims arise and judicial interpretations relating to the scope of insurers' liability develop; fluctuations in interest rates and other changes in the investment environment which affect returns on invested capital; and inflationary pressures that affect the size of losses.

The demand for property and casualty insurance can also vary significantly, generally rising as the overall level of economic activity increases and falling as such activity decreases. The property and casualty insurance industry historically has been cyclical, and the industry as a whole has been in a soft market since the late 1980s primarily due to premium rate competition, which has resulted in lower underwriting profitability. The Corporation's results of operations may be adversely affected by these fluctuations and uncertainties.

UNCERTAINTY REGARDING ADEQUACY OF LOSS RESERVES

     The Corporation maintains loss reserves to cover its estimated ultimate liability for losses and loss adjustment expenses with respect to reported and unreported claims incurred as of the end of each accounting period. Reserves do not represent an exact calculation of liability, but instead represent estimates, generally involving actuarial projections at a given time, of what the Corporation expects the ultimate settlement and administration of claims will cost based on its assessment of facts and circumstances then known, estimates of future trends in claims severity, frequency, judicial theories of liability and other factors. These variables are affected by both internal and external events, such as changes in claims handling procedures, economic inflation, judicial trends and legislative changes. Many of these items are not directly quantifiable, particularly on a prospective basis. Additionally, there may be significant reporting lags between the occurrence of the insured event and the time it is actually reported to the insurer. Reserve estimates are continually refined in a regular ongoing process as experience develops and further claims are reported and settled. Adjustments to reserves are reflected in the results of the periods in which such estimates are changed. Because establishment of reserves is an inherently uncertain process involving estimates of future losses, there can be no certainty that currently established reserves will prove adequate in light of subsequent actual experience. The inherent uncertainties of estimating loss reserves are generally greater for casualty coverages than for property coverages, due primarily to the longer period of time that typically elapses before a definitive determination of ultimate loss can be made, changing theories of legal liability involving certain types of claims and changing political climates.

                                USE OF PROCEEDS

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. In consideration for issuing the Exchange Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in the same Liquidation Amount. The Old Capital Securities surrendered in exchange for the Exchange Capital Securities will be retired and cancelled.

     The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Old Capital Securities were $125,000,000. All of the proceeds from the sale of Old Capital Securities were invested by the Trust in the Junior Subordinated Debentures. The Corporation intends that the net proceeds from the sale of the Old Junior Subordinated Debentures will be used for general corporate purposes, which may include investments in and advances to subsidiaries, the financing of growth and expansion, the financing of future acquisitions and the financing of other business opportunities.

                RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

     The following table sets forth the historical ratios of earnings to combined fixed charges and preferred stock dividends of the Corporation for the periods indicated:

        YEAR ENDED DECEMBER 31,
----------------------------------------     NINE MONTHS ENDED
1991     1992     1993     1994     1995     SEPTEMBER 30, 1996
----     ----     ----     ----     ----     ------------------
2.6      2.7      4.7      4.6      5.0              4.9

     The ratios of earnings to combined fixed charges and preferred stock dividends represent the number of times fixed charges (interest, debt expense and preferred stock dividends and one-third of all rent and related costs, considered to represent an appropriate interest factor, charged to income) are covered by income before income taxes, minority interest expense, cumulative effect of changes in accounting principles, extraordinary items and fixed charges.

                              ACCOUNTING TREATMENT


     The financial statements of the Trust will be reflected in the Corporation's consolidated financial statements. Future consolidated financial statements of the Corporation will include (i) the presentation of the Capital Securities as a separate line item on its balance sheet as "Company-obligated mandatorily redeemable capital securities of subsidiary trust holding solely the Junior Subordinated Debentures of Orion" and (ii) a footnote to the Corporation's financial statements indicating that the sole assets of the Trust are the $125,000,000 aggregate principal amount of 8.73% Junior Subordinated Debentures due January 1, 2037 and (iii) an audited footnote to the Corporation's financial statements that (a) the Trust is wholly owned by the Corporation, (b) its sole assets are the $125,000,000 aggregate principal amount of 8.73% Junior Subordinated Debentures due January 1, 2037 and (c) that the Guarantee, when taken together with the Corporation's obligations under the Trust Agreement, Junior Subordinated Debentures and the Indenture including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities), provide a full and unconditional guarantee of the Trust's obligations under the Capital Securities. The Corporation will record Distributions payable on the Capital Securities as an expense in its consolidated statement of earnings.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Corporation as of September 30, 1996 and as adjusted to give effect to the consummation of the offering of the Capital Securities and the application of the proceeds thereof. The following data should be read in conjunction with the financial information included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, and Quarterly Report on Form 10-Q for the period ended September 30, 1996, which are incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                                                                       AS OF SEPTEMBER 30, 1996
                                                                       ------------------------
                                                                        ACTUAL      AS ADJUSTED
                                                                       --------     -----------
                                                                            (IN THOUSANDS)
Debt:
  Borrowings under bank loan and credit facility agreement...........  $100,000     $   100,000
  6 1/2% Term loan...................................................     1,875           1,875
  9 1/8% Senior notes due 2002.......................................   109,902         109,902
  7 1/4% Senior notes due 2005.......................................    99,296          99,296
                                                                       --------      ----------
          Total debt.................................................   311,073         311,073
                                                                       --------      ----------
Minority interest....................................................    43,058          43,058
                                                                       --------      ----------
Company-obligated mandatorily redeemable capital securities of subsidiary trust holding solely 8.73% Junior Subordinated
  Debentures of Orion due January 1, 2037(1).........................        --         125,000
                                                                       --------      ----------
Stockholders' equity:
  Common stock.......................................................    15,338          15,338
  Capital surplus....................................................   146,408         146,408
  Net unrealized investment gains....................................    57,825          57,825
  Net unrealized foreign exchange translation losses.................    (3,710)         (3,710)
  Retained earnings..................................................   350,837         350,837
  Treasury stock at cost.............................................   (35,329)        (35,329)
  Deferred compensation on restricted stock..........................    (1,479)         (1,479)
                                                                       --------      ----------
          Total stockholders' equity.................................   529,890         529,890
                                                                       --------      ----------
          Total capitalization.......................................  $884,021     $ 1,009,021
                                                                       ========      ==========

---------------
(1) The proceeds from the sale of the Old Capital Securities of the Trust, for which Exchange Capital Securities are hereby being offered, were used to purchase $125,000,000 aggregate principal amount of 8.73% Junior Subordinated Debentures due January 1, 2037 issued by Orion.

                             SUMMARY FINANCIAL DATA

     The summary below should be read in connection with the financial information included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 1995 and Quarterly Report on Form 10-Q for the period ended September 30, 1996. Interim unaudited data for the nine months ended September 30, 1996 and 1995 reflect, in the opinion of management of the Corporation, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the nine months ended September 30, 1996 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

     In November 1991, the Corporation reduced its ownership of Guaranty National from 100% to 49.3%. The Corporation owned slightly less than 50% of Guaranty National from November 1991 until the Corporation increased its ownership to 81% in July 1996. For the nine months ended September 30, 1996 and the period from January 1, 1991 through November 20, 1991, the results of operations of Guaranty National are included in the financial statements of the Corporation on a consolidated basis. For all other periods presented, the Corporation's investment in Guaranty National is accounted for using the equity method.

                                                                                                     NINE MONTHS ENDED
                                                 YEARS ENDED DECEMBER 31,                              SEPTEMBER 30,
                            ------------------------------------------------------------------    ------------------------
                               1991          1992          1993          1994          1995          1995          1996
                            ----------    ----------    ----------    ----------    ----------    ----------    ----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
INCOME STATEMENT DATA:
  Gross premiums
    written..............   $  868,107    $  690,742    $  780,128    $  812,344    $  926,729    $  699,024    $1,213,875
  Premiums earned........      701,386       560,205       617,404       691,223       749,003       545,669       954,447
  Net investment
    income...............      100,206        82,483        91,803        84,915        99,040        73,860       106,821
  Realized investment
    gains (losses).......       (1,009)        3,667         9,478         3,437        11,885         9,171        16,606
         Total
           revenues......      837,294       647,718       720,155       780,947       874,280       636,129     1,095,347
  Earnings before federal
    income taxes,
    minority interest
    expense, cumulative
    effect of accounting
    changes and
    extraordinary item...       46,069        46,714        72,505        71,546        88,035        65,927        91,252
  Earnings before
    cumulative effect of
    accounting changes
    and extraordinary
    item.................       44,668        45,792        56,988        55,245        67,622        50,368        62,821
  Net earnings...........       44,668        42,872        68,813        55,245        67,622        50,368        62,821
  Operating
    earnings(a)..........       46,472        42,679        51,100        52,818        59,914        44,421        54,028
  Net earnings per share:
    Primary..............         3.75          3.35          4.69          3.85          4.77          3.55          4.52
    Fully diluted........         3.05          2.85          4.67          3.85          4.76          3.55          4.52
  Operating earnings per
    share(a):
    Primary..............         3.93          3.33          3.47          3.68          4.22          3.13          3.89
    Fully diluted........         3.18          2.84          3.46          3.68          4.22          3.13          3.89
RATIOS:
  GAAP combined ratios:
    Loss.................         76.8%         75.7%         74.4%         72.1%         68.4%         68.9%         68.6%
    Expense..............         30.2          27.3          26.8          27.0          29.0          28.9          29.6
    Policyholders'
       dividends.........          2.4           2.4           2.0           2.1           2.9           2.5           1.7
                              --------      --------      --------      --------      --------      --------    ----------
       Combined..........        109.4%        105.4%        103.2%        101.2%        100.3%        100.3%         99.9%
                              ========      ========      ========      ========      ========      ========    ==========

                                                                                                     NINE MONTHS ENDED
                                                 YEARS ENDED DECEMBER 31,                              SEPTEMBER 30,
                               1991          1992          1993          1994          1995          1995          1996
                             --------      --------      --------      --------      --------      --------     ----------
                                                   (IN THOUSANDS, EXCEPT PER SHARE DATA AND RATIOS)
  Statutory combined
    ratios:
    Loss.................         78.6%         77.0%         74.4%         71.5%         67.7%         68.3%         67.7%
    Expense..............         29.9          25.8          25.6          27.4          29.2          28.9          30.7
    Policyholders'
       dividends.........          3.1           2.1           2.1           2.2           2.0           1.7           1.5
                              --------      --------      --------      --------      --------      --------    ----------
       Combined..........        111.6%        104.9%        102.1%        101.1%         98.9%         98.9%         99.9%
                              ========      ========      ========      ========      ========      ========    ==========
  Industry statutory
    combined ratios(b)...        108.8%        115.8%        106.9%        108.5%        106.4%           (c)           (c)
                              ========      ========      ========      ========      ========      ========    ==========
  Ratio of statutory net
    premiums written to
    policyholders'
    surplus..............          1.9           1.5           1.4           1.6           1.5           1.4(d)        2.1(d)
                              ========      ========      ========      ========      ========      ========    ==========
BALANCE SHEET DATA (AT
  END OF PERIOD):
  Total cash and
    investments..........   $1,087,454    $1,169,379    $1,328,969    $1,325,241    $1,606,445    $1,553,775    $2,254,392
  Total assets...........    1,827,069     1,937,408     2,117,454     2,112,761     2,473,588     2,388,471     3,354,324
  Total policy
    liabilities..........    1,228,951     1,326,872     1,412,285     1,450,835     1,596,033     1,550,539     2,240,021
  Notes payable and
    debentures...........      142,311       129,863       160,372       152,382       209,148       209,131       311,073
  Adjustable rate
    preferred stock......       19,125        18,705            --            --            --            --            --
  Minority interest......           --            --            --            --            --            --        43,058
  Stockholders' equity...      249,829       311,287       394,195       365,088       490,903       463,839       529,890
  Book value per common
    share................        19.00         21.48         27.43         26.00         35.18         32.97         38.52
  Statutory
    policyholders'
    surplus..............      300,097       385,803       460,986       458,676       521,510       520,709       617,599

---------------
(a) Earnings after taxes, excluding the effects of the adoption of new accounting principles, extraordinary items and after-tax realized investment gains.

(b) Source: A.M. Best Company

(c) Nine month data not available.

(d) Annualized based on net premiums written during the period.

                           ORION CAPITAL CORPORATION

     The Corporation is a property and casualty insurance holding company. The Corporation's insurance subsidiaries and affiliates are authorized to underwrite and sell most types of property and casualty insurance. The Corporation's insurance businesses are concentrated in niche insurance markets, particularly workers compensation, professional liability, nonstandard automobile insurance and underwriting ocean marine, inland marine and property insurance through underwriting pools. The Corporation provides workers compensation insurance products through the EBI Companies. The Corporation sells its professional liability insurance through the DPIC Companies and writes other specialty property and casualty insurance, principally through Connecticut Specialty. The Corporation provides underwriting management and related services principally in ocean marine, inland marine and property insurance coverages through Wm. H. McGee & Co., Inc. The Corporation also participates in the nonstandard commercial and personal automobile insurance business through its 81% interest in Guaranty National and owns approximately 24.8% of the outstanding common stock of Intercargo Corporation, an insurance holding company whose subsidiaries specialize in international trade and transportation coverages. The principal executive office of the Corporation is 600 Fifth Avenue, 24th Floor, New York, New York 10020-2302 and its telephone number is (212) 332-8080.

     The Corporation's insurance, brokerage and management subsidiaries are licensed to transact business throughout the United States and in all Canadian provinces. They obtain substantially all of their business from independent insurance agents and brokers. The Corporation and its majority-owned subsidiaries have approximately 3,100 employees, substantially all of whom are employed in insurance-related operations.

     For the five-year period ended December 31, 1995, the Corporation's return on equity from operating earnings (earnings after taxes, excluding the effects of the adoption of new accounting principles, extraordinary items and after-tax realized investment gains) averaged 15.7% per year. The combined ratio for the Corporation's insurance operations, computed on the basis of generally accepted accounting principles, has steadily improved from 109.4% in 1991 to 100.3% in 1995. These trends continued for the first nine months of 1996, as the annualized return on equity from operating earnings was 14.1%, and the combined ratio declined further to 99.9%.

                             ORION CAPITAL TRUST I

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration of Trust executed by the Corporation as Sponsor and Delaware Trust Capital Management, Inc. as Delaware Trustee, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on January 3, 1997. The Trust has a term of 45 years, but may terminate earlier as provided in the Trust Agreement. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures, (iii) making Distributions to holders of the Trust Securities as provided in the Trust Agreement and (iv) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust.

     All of the Common Securities are owned by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Subordination of Common Securities." The Corporation has acquired Common Securities in a Liquidation Amount equal to $4,000,000.

     The Trust's business and affairs are conducted by the Property Trustee and its Administrative Trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust will be The Bank of New York as the Property Trustee, Delaware Trust Capital Management, Inc. as the Delaware

Trustee, and three individual trustees as the Administrative Trustees who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The Bank of New York, as Property Trustee, will act as sole indenture trustee under the Trust Agreement. The Bank of New York will also act as indenture trustee under the Guarantee and the Indenture. See "Description of Exchange Securities -- Description of Exchange Guarantee" and "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures." The holder of the Common Securities of the Trust or, if an Event of Default under the Trust Agreement has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. The Corporation will pay all fees, expenses, debts and obligations (other than with respect to the Trust Securities) related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is 600 Fifth Avenue, 24th Floor, New York, New York 10020-2302 and its telephone number is (212) 332-8080.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Corporation and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for other capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Old Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Old Capital Securities. The Exchange Capital Securities will not provide as do the Old Capital Securities that if a registration statement relating to the Exchange Offer has not been filed by June 12, 1997 or has not been declared effective by July 12, 1997, then additional Distributions will accrue on the Old Capital Securities commencing on June 13, 1997 or July 13, 1997, as the case may be, at a rate of 0.25% per annum of the Liquidation Amount of such Old Capital Securities until such events have occurred. Upon the effectiveness of the Registration Statement of which this Prospectus is a part and consummation of the Exchange Offer, the Corporation and the Trust will have satisfied their obligations under the Registration Rights Agreement and holders of Old Capital Securities will not be entitled to any such additional Distributions or any further registration rights under the Registration Rights Agreement, except under limited circumstances with respect to certain broker-dealers. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Capital Securities."

     The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Old Guarantee for the Exchange Guarantee and the Old Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Debentures. The Exchange Guarantee and Exchange Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER


     The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $125,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $125,000,000 of Exchange Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in any integral multiple of $1,000 Liquidation Amount (one Old Capital Security); for purposes of tenders of Old Capital Securities in the Exchange Offer, the requirement for minimum transfers of $100,000 Liquidation Amount will be waived.


     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $125,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters rights in connection with the Exchange Offer.

     Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances with respect to certain broker-dealers. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

     NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDER'S OWN FINANCIAL POSITION AND REQUIREMENTS.


     The term "Expiration Date" means 5:00 p.m., New York City time, on April 23, 1997 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). The Corporation and the Trust have no present expectation that the Expiration Date will be extended but if it is extended for any reason each such extension will be for a minimum of five business days from the date thereof.

     The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, reasonably exercised in accordance with applicable law and the terms of this Exchange Offer, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights" and
(iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a post-effective amendment to the Registration Statement and distribution of a prospectus supplement to the holders of the Old Capital Securities. The Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.


     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF EXCHANGE CAPITAL SECURITIES

     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, Exchange Capital Securities for Old Capital Securities validly tendered and not withdrawn promptly after the Expiration Date.

     In all cases, delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

     The term "book-entry confirmation" means a timely confirmation satisfactory to the Exchange Agent and the Trust of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

     Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange, or exchange, Old Capital Securities tendered pursuant to the Exchange offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-l(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

     Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and that the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

     Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

     If less than all of a holder's Old Capital Securities are tendered, the tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

     Book-entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer no later than two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duty executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein):
(i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

(iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

     Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

          (a) such tenders are made by or through an Eligible Institution;

          (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

          (c) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

     Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, which determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Corporation and the Trust, proper evidence satisfactory in their sole discretion to the Corporation and the Trust of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF EXCHANGE CAPITAL SECURITIES

     The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for Exchange Capital Securities in the Exchange offer will be required to represent that (i) such holder is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by such holder are being acquired in the ordinary course of such holder's business,
(iii) such holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Old Capital Securities to be exchanged pursuant to the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that the Old Capital Securities tendered by it for exchange were acquired for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal acknowledges that by so stating and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who own Old Capital Securities acquired for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the Prospectus prepared for this Exchange Offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities.

     This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for the period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." A Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "-- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities

(or the Exchange Guarantee or the Exchange Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be tendered again at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON EXCHANGE CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after January 13, 1997. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of Distributions on July 1, 1997 will be entitled to receive Distributions accumulated from and after January 13, 1997.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions has occurred or exists or has not been satisfied:

          (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by the holder thereof (other than broker-dealers and any such holder which is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

          (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or


          (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.


     If the Corporation or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                              THE BANK OF NEW YORK

 By Registered or Certified Mail:      Facsimile Transmission Number:         By Hand/Overnight Delivery:
      101 Barclay Street, 7E                   (212) 571-3080                     101 Barclay Street
     New York, New York 10286                                              Corporation Trust Services Window
          (212) 815-6333              (For Eligible Institutions Only)               Ground Level
  Attn: Reorganization Section,             Confirm by Telephone               New York, New York 10286
          Arwen Gibbons                        (212) 815-6333                Attn: Reorganization Section
                                                                                     Arwen Gibbons
                                            For Information Call:
                                               (212) 815-6333

Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Corporation nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                     DESCRIPTION OF THE EXCHANGE SECURITIES

DESCRIPTION OF EXCHANGE CAPITAL SECURITIES

     Pursuant to the terms of the Trust Agreement, the Trust has issued the Old Capital Securities and the Common Securities and will issue the Exchange Capital Securities. The Exchange Capital Securities will represent preferred beneficial interests in the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "-- Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary description of all the material provisions of the Exchange Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Exchange Capital Securities, the Common Securities and the Trust Agreement, including the definitions therein of certain terms.

  General

     The Capital Securities (including the Old Capital Securities and the Exchange Capital Securities) are limited to $125,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust on behalf of the Trust for the benefit of the holders of the Capital Securities and Common Securities. The Exchange Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of Exchange Guarantee."

  Distributions

     Distributions on the Exchange Capital Securities will be cumulative, will accumulate from January 13, 1997 and will be payable semi-annually in arrears on January 1 and July 1 of each year, commencing on July 1, 1997, at the annual rate of 8.73% of the Liquidation Amount to the holders of the Exchange Capital Securities on the relevant record dates. The record date for each Distribution will be the fifteenth day preceding the relevant Distribution Date (as defined below). The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period less than 6 months, the actual months elapsed and the actual days elapsed in a partial month in a period. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day (as defined below), then payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York, New York are authorized or required by law or executive order to remain closed.

     So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated

Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. Semi-annual Distributions on the Exchange Capital Securities will be deferred by the Trust during any Extension Period. Distributions to which holders of the Exchange Capital Securities are entitled during any Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.73% thereof, compounded semi-annually from the relevant Distribution Date, on the basis of a 360-day year of twelve 30-day months and for any period less than 6 months, the actual months elapsed and the actual days elapsed in a partial month in a period, but not exceeding the interest rate then accruing on the Exchange Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

     Prior to the termination of any Extension Period, the Corporation may further extend it provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such Exchange Capital Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Exchange Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     During any Extension Period, the Corporation may not, and may not permit any subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock),
(ii) make any payment of principal, interest or premium, if any, or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent necessary to avoid the issuance of fractional shares of the Corporation's capital stock following, a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans). None of the Corporation's subsidiaries will be prohibited from declaring and paying cash distributions with respect to its capital stock or from making payments with respect to its debt securities.

     Although the Corporation may in the future exercise its right to defer payments of interest on the Exchange Junior Subordinated Debentures, the Corporation has no such current intention.

     The revenue of the Trust available for distribution to holders of the Exchange Capital Securities will be limited to payments under the Exchange Junior Subordinated Debentures in which the Trust has invested the proceeds from the issuance and sale of the Trust Securities. See "-- Description of Exchange Junior Subordinated Debentures -- General." If the Corporation does not make interest payments on the Exchange Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Exchange Capital Securities. The payment of Distributions (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "-- Description of Exchange Guarantee."

  Conditional Right to Shorten Maturity and Special Event Redemption

     If a Tax Event occurs, then the Corporation will have the right, prior to the termination of the Trust, either (i) to shorten the Stated Maturity of the Exchange Junior Subordinated Debentures to the minimum extent required, but not less than 20 years from the date of original issuance thereof, such that, in the written opinion of counsel experienced in such matters delivered to the Corporation, after shortening the maturity, interest paid on the Exchange Junior Subordinated Debentures will be deductible for federal income tax purposes (the action referred to above being referred to herein as a "Tax Event Maturity Shortening") or (ii) to prepay the Exchange Junior Subordinated Debentures, as described below.

     If a Tax Event or an Investment Company Event occurs, then the Corporation shall have the right, within 90 days following the occurrence of such Tax Event or Investment Company Event, as the case may be, to prepay the Exchange Junior Subordinated Debentures in whole (but not in part) in the manner and at the price determined as set forth under "-- Description of Exchange Junior Subordinated Debentures -- Conditional Right to Shorten Maturity and Special Event Prepayment," and therefore to cause a mandatory redemption of the Exchange Capital Securities prior to the Stated Maturity (the circumstances under which the Corporation has the right so to prepay the Exchange Junior Subordinated Debentures in connection with a Tax Event being referred to herein as a "Conditional Tax Redemption Event"). Each of a Conditional Tax Redemption Event or an Investment Company Event are sometimes referred to herein as a "Special Event".

 Redemption

     Upon the repayment on the Stated Maturity or prepayment prior to the Stated Maturity of the Exchange Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of the date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Exchange Junior Subordinated Debentures on the Stated Maturity, the Maturity Redemption Price of the Capital Securities (equal to the principal of, and accrued and unpaid interest on, the Exchange Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Exchange Junior Subordinated Debentures upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price of the Capital Securities in respect of the Exchange Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Exchange Junior Subordinated Debentures other than as contemplated in clause
(ii) above, the Optional Redemption Price of the Capital Securities (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "-- Description of Exchange Junior Subordinated Debentures -- Optional Prepayment" and "-- Conditional Right to Shorten Maturity and Special Event Prepayment."

     "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Exchange Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Exchange Junior Subordinated Debentures upon the liquidation of the Trust, Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Exchange Junior Subordinated Debentures are distributed.

     The Corporation will have the option to prepay the Exchange Junior Subordinated Debentures, (i) in whole or in part, on or after January 1, 2007, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time, upon the occurrence of a Special Event, at the Special Event Prepayment Price.

  Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures

     The Corporation, as the holder of all of the outstanding Common Securities, will have the right at any time to dissolve the Trust and cause a Like Amount of the Exchange Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Corporation's having received an opinion from independent tax counsel experienced in such matters to the effect that the holders will not recognize any gain or loss for United States federal income tax purposes as a result of the dissolution of the Trust and such distribution to holders of Exchange Capital Securities.

     The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Exchange Junior Subordinated Debentures to the holders of the Trust Securities if the Corporation, as Sponsor, has given a written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as the holder of all of the outstanding Common Securities); (iii) redemption of all of the Trust Securities as described under "-- Redemption"; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a dissolution occurs as described in clause (i), (ii), (iv) or (v) above, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Exchange Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities." If an early dissolution occurs as described in clause (v) above, the Exchange Junior Subordinated Debentures will be subject to optional prepayment, in whole but not in part, on or after January 1, 2007.

     If the Corporation elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Exchange Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures on the Stated Maturity.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) each registered global certificate, if any, representing Trust Securities and held by DTC or its nominee will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Exchange Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures. See "-- Form, Denomination, Book-Entry Procedures and Transfer."

     There can be no assurance as to the market prices for the Exchange Capital Securities or the Exchange Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Exchange Capital Securities that an investor may purchase, or the Exchange Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Exchange Capital Securities offered hereby.

  Redemption Procedures

     If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Exchange Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "-- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Exchange Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price with respect to the Exchange Capital Securities held by DTC or its nominees. See "-- Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will irrevocably deposit with the paying agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. See "-- Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Exchange Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities will cease, except the right of the holders of the Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Exchange Capital Securities will cease to be outstanding. In the event that any Redemption Date of Exchange Capital Securities is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Exchange Guarantee as described under "Description of Exchange Guarantee," (i) Distributions on Exchange Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Exchange Capital Securities by tender, in the open market or by private agreement.

     If less than all of the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Trust Securities to be redeemed shall generally be allocated pro rata among the Capital Securities and Common Securities based upon the relative Liquidation Amounts of such classes.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

  Subordination of Common Securities

     Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities outstanding; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

  Events of Default; Notice

     The occurrence of a Debenture Event of Default (see "Description of Exchange Junior Subordinated Debentures -- Debenture Events of Default") constitutes an "Event of Default" under the Trust Agreement.

     Within ninety days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "-- Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures" and "-- Subordination of Common Securities."

  Removal of Issuer Trustees

     Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

  Merger or Consolidation of Issuer Trustees

     Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

  Mergers, Consolidations, Amalgamation or Replacements of the Trust

     The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below. The Trust may, at the request of the Corporation as the holder of all of the outstanding Common Securities, with the consent of the Administrative Trustees but without the consent of the Property Trustee, the Delaware Trustee or the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank in priority the same as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or quoted, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any two nationally recognized statistical rating organizations, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and (ix) the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

  Voting Rights; Amendment of the Trust Agreement

     Except as described below and under "-- Removal of Issuer Trustees,"
"-- Mergers, Consolidations, Amalgamation or Replacements of the Trust" and "Description of Exchange Guarantee -- Amendments and Assignment" and as otherwise required by law and the terms of the Trust Securities and the Trust Agreement, the holders of the Exchange Capital Securities will have no voting rights.

     The Trust Agreement may be amended from time to time by the Corporation as the holder of all of the outstanding Common Securities, the Property Trustee and the Administrative Trustees without the consent of the holders of the Trust Securities or the Delaware Trustee (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act, or (iii) to qualify or maintain qualification of the Trust Agreement under the Trust Indenture Act; provided, however, that in each case, such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Trust Agreement pursuant to the foregoing shall become effective when notice thereof is sent to the holders of the Trust Securities. The Trust Agreement may be amended by the Property Trustee, the Administrative Trustees and the Corporation as the holder of all of the outstanding Common Securities with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities and upon receipt by the Property Trustee and the Administrative Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Property Trustee and the Administrative Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Trust Agreement may not be amended (i) to change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) to restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

     So long as any Junior Subordinated Debentures are held by the Property Trustee for the benefit of the holders of the Trust Securities, the Property Trustee and the Administrative Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on such Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without in each case obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that there is no more than an insubstantial risk that the Trust would not be classified for United States federal income tax purposes as a grantor trust on account of such action.

     Any required approval of holders of Exchange Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which holders of Exchange Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Exchange Capital Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Exchange Capital Securities will be required for the Trust to redeem and cancel the Exchange Capital Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of all the outstanding Common Securities.

  Form, Denomination, Book-Entry Procedures and Transfer

     The Exchange Capital Securities initially will be represented by one or more Exchange Capital Securities certificates in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "-- Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

     Depositary Procedures

     DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Except as described below, owners of interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Trust Agreement for any purpose.

     Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. Neither the Trust nor the Corporation nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust, the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Beneficial interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Exchange Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

     The information in this section concerning DTC, and its book-entry systems, has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

  Exchange of Book-Entry Capital Securities for Certificated Capital Securities

     A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act,
(ii) the Corporation in its sole discretion elects to cause the issuance of the Exchange Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Trust Agreement. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Exchange Capital Securities upon request but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with its customary procedures as in effect at that time. In all cases, certificated Exchange Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

  Payment and Paying Agency

     The clearing agency for the Exchange Capital Securities (the "Clearing Agency") shall initially be DTC. Payments in respect of the Exchange Capital Securities held in global form shall be made to the Clearing Agency, which shall credit the relevant accounts at the Clearing Agency on the applicable Distribution Dates or, in respect of the Exchange Capital Securities that are not held by the Clearing Agency, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent for the Exchange Capital Securities (the "Paying Agent") shall initially be the Property Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the

Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

  Registrar and Transfer Agent

     The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities.

     Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, subject to payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

  Information Concerning the Property Trustee

     The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

  Miscellaneous

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust (i) will not be deemed to be an "investment company" required to be registered under the Investment Company Act, (ii) will continue to be classified for United States federal income tax purposes as a grantor trust, and (iii) will cooperate with the Corporation to ensure that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The Old Junior Subordinated Debentures were issued and the Exchange Junior Subordinated Debentures will be issued under the Indenture between the Corporation and the Debenture Trustee. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

  General

     Concurrently with the issuance of the Trust Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Junior Subordinated Debentures issued by the Corporation. Pursuant to the Exchange Offer, the Corporation will exchange Exchange Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the Old Junior Subordinated Debentures as soon as practicable after the date hereof.

     The Exchange Junior Subordinated Debentures will bear interest from January 13, 1997 at the annual rate of 8.73% of the principal amount thereof, payable semi-annually in arrears on January 1 and July 1 of each year (each, an "Interest Payment Date"), commencing July 1, 1997, to the person in whose name each Exchange Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day preceding the relevant payment date. It is anticipated that, until the liquidation, if any, of the Trust, each Exchange Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period less than 6 months, the actual months elapsed and the actual days elapsed in a partial month in a period. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.73% thereof, compounded semi-annually. The term "interest", as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

     The Exchange Junior Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The Exchange Junior Subordinated Debentures will mature on January 1, 2037.

     The Exchange Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and with all Other Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness. See
"-- Subordination." Because the Corporation is a non-operating holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Exchange Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures. In addition, since many of the Corporation's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends to the Corporation without prior regulatory approval is limited by applicable laws and regulations. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness. See "-- Subordination."

  Form, Registration and Transfer

     If the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the Exchange Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such Exchange Junior Subordinated Debentures are expected to be substantially similar to those in effect for the Exchange Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of

Exchange Securities -- Description of Exchange Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer."

  Payment and Paying Agents

     Payment of principal of and any interest on Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (i) by check mailed to the address of the person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or (ii) by transfer to an account maintained by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

  Option to Extend Interest Payment Date

     So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture at any time during the term of the Exchange Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.73%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debentures (and holders of Exchange Capital Securities while Exchange Capital Securities are outstanding) will be required to include the accruals of such interest in gross income for United States federal income tax purposes (as original issue discount) prior to the receipt of cash attributable to such interest. See "Certain Federal Income Tax Consequences -- Interest Income and OID."

     During any Extension Period, the Corporation may not, and may not permit any subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock),
(ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent necessary to avoid the issuance of fractional shares of the Corporation's capital stock following, a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans). None of the Corporation's subsidiaries will be prohibited from declaring and paying cash distributions with respect to its capital stock or from making payments with respect to its debt securities.

     Prior to the termination of any Extension Period, the Corporation may further extend it, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Property Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

  Optional Prepayment

     The Exchange Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after January 1, 2007, at a prepayment price equal to the outstanding principal amount of the Exchange Junior Subordinated Debentures to be prepaid, plus accrued and unpaid interest thereon to the date of prepayment and any Additional Sums (as defined in "Description of the Exchange Securities -- Description of Junior Subordinated Debentures -- Conditional Right to Shorten Maturity and Special Event Prepayment").

  Conditional Right to Shorten Maturity and Special Event Prepayment

     If a Tax Event occurs, then the Corporation will have the right, prior to the termination of the Trust, either (i) to shorten the Stated Maturity of the Junior Subordinated Debentures to the minimum extent required, but not less than 20 years from the date of original issuance thereof, such that in the written opinion of counsel experienced in such matters delivered to the Corporation, after shortening the maturity, interest paid on the Junior Subordinated Debentures will be deductible for federal income tax purposes or (ii) to prepay the Junior Subordinated Debentures as described below.

     If a Special Event (as defined below) shall occur and be continuing, the Corporation may, at its option, prepay the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the remaining scheduled payments of principal and interest thereon to January 1, 2007, the first date on which the Junior Subordinated Debentures are subject to optional prepayment, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the date of prepayment and any Additional Sums (as defined below).

     A "Special Event" means a Conditional Tax Redemption Event (as defined under "Description of the Exchange Capital Securities -- Conditional Right to Shorten Maturity and Special Event Redemption") or an Investment Company Event, as the case may be.

     "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus (i) 1.25% if such prepayment date occurs on or prior to January 1, 1998 and (ii) 0.50% in all other cases.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term to the Stated Maturity of the Junior Subordinated Debentures to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Junior Subordinated Debentures.

     "Quotation Agent" means: (i) Donaldson, Lufkin & Jenrette Securities Corporation and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

     "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     "Additional Sums" as hereinafter used means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Exchange Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date, interest ceases to accrue on such Exchange Junior Subordinated Debentures called for prepayment.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Exchange Junior Subordinated Debentures the Additional Sums.

  Restrictions on Certain Payments; Covenants as to the Trust

     The Corporation will covenant that if, at any time, (1) there shall have occurred any event of which the Corporation has actual knowledge that (x) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (y) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) the Corporation shall be in default with respect to its payment of any obligations under the Guarantee and the Junior Subordinated Debentures are held by the Trust or (3) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced, then the Corporation will not, and will not permit any subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or

(iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent necessary to avoid the issuance of fractional shares of the Corporation's capital stock following, a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock,
(e) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans).

     The Corporation's covenants will not prevent its subsidiaries from declaring and paying cash distributions with respect to capital stock of the subsidiaries or from making payments with respect to debt securities of the subsidiaries.

     The Corporation has covenanted in the Indenture that, for so long as the Exchange Junior Subordinated Debentures are issued to the Trust or a trustee of the Trust, the Corporation will (i) directly or indirectly maintain ownership of all of the outstanding Common Securities of the Trust, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, and (ii) to use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with a distribution of Capital Securities, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations each as permitted by the Trust Agreement, and (b) consistent with the terms and provisions of the Trust Agreement, to continue to be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes and (iii) use its reasonable efforts to cause each Holder to be treated as owning an individual beneficial interest in the Capital Securities.

  Modification of Indenture

     From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debentures, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

  Debenture Events of Default

     The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (i) failure for 30 days to pay any interest on the Exchange Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or (ii) failure to pay any principal of or premium, if any, on the Exchange Junior

Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or
(iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or
(iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

  Enforcement of Certain Rights by Holders of Capital Securities

     If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay principal of or premium, if any, or interest on the Junior Subordinated Debentures on the due date, a holder of Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Exchange Act. Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or premium, if any, or interest on the Exchange Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Exchange Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

     The holders of the Exchange Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "Description of Exchange Capital Securities -- Events of Default; Notice."

  Consolidation, Merger, Sale of Assets and Other Transactions

     The Indenture provides that the Corporation shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State or the District of Columbia, and such successor person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default,

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

and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Exchange Junior Subordinated Debentures.

  Satisfaction and Discharge

     The Indenture provides that when, among other things, all Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

  Subordination

     In the Indenture, the Corporation has covenanted and agreed that any Exchange Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Indebtedness will first be entitled to receive payment in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     No payments on account of principal or premium, if any, or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Senior Indebtedness" shall mean, with respect to the Corporation, (i) the principal, premium, if any, and interest in respect of (A) Indebtedness for Money Borrowed and (B) indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by the Corporation, (ii) all capital lease obligations of the Corporation, (iii) all obligations of the Corporation issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Corporation and all obligations of the Corporation under any conditional sale or title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations, contingent or otherwise of the Corporation in respect of any letter of credit, banker's acceptance, security purchase facilities or similar credit transaction,
(v) all obligations in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons for the payment of which the Corporation is responsible or liable as obligor, guarantor or otherwise and (vii) all obligations of the type referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of the Corporation (whether or not such obligation is assumed by the Corporation), except for (1) any such

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

indebtedness that is by its terms subordinated to or pari passu with the Junior Subordinated Debentures and (2) any indebtedness between or among the Corporation or its affiliates, including all other debt securities and guarantees in respect of those debt securities issued to (a) any other Orion Capital Trust or a trustee of such trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such a financing entity of preferred securities or other securities that rank pari passu with, or junior to, the Capital Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments.

     By reason of such subordination, in the event of an insolvency, creditors of the Corporation who are holders of Senior Indebtedness, as well as certain general creditors of the Corporation, may recover more, ratably, than the holders of the Junior Subordinated Debentures. Additionally, the Corporation currently conducts substantially all of its operations through subsidiaries, and the holders of Junior Subordinated Debentures will be structurally subordinated to the creditors of the Corporation's subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations for payment of its corporate expenses and principal and interest on its outstanding debt obligations. See "Risk Factors -- Ranking of Subordinated Obligations Under the Exchange Guarantee and the Exchange Junior Subordinated Debentures."

     The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

  Governing Law

     The Indenture and the Exchange Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

  Information Concerning the Debenture Trustee

     Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

DESCRIPTION OF EXCHANGE GUARANTEE

     The Old Guarantee was executed and delivered by the Corporation concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. As soon as practicable after the date hereof, the Exchange Guarantee will be exchanged by the Corporation for the Old Guarantee for the benefit of the holders from time to time of the Exchange Capital Securities. To the extent that Old Capital Securities are not tendered and accepted pursuant to the Exchange Offer for Exchange Capital Securities, the Corporation will continue to provide such holders of Old Capital Securities with the guarantees set forth under the Old Guarantee. The Bank of New York will act as trustee ("Guarantee Trustee") under the Guarantee. The Guarantee has been qualified under the Trust Indenture Act. This summary description of all the material provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

  General

     The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent summarized herein, the Guarantee Payments (as defined below) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Exchange Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to Exchange Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, or
(iii) upon a voluntary or involuntary termination and liquidation of the Trust, the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Exchange Capital Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

     Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Exchange Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "Description of Exchange Securities -- Description of the Exchange Junior Subordinated Debentures -- General." The Exchange Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation has entered into or may enter into in the future or otherwise.

     The Corporation will, through the Exchange Guarantee, the Trust Agreement, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee."

  Status of the Guarantee

     The Exchange Guarantee will constitute an unsecured obligation of the Corporation. The Exchange Guarantee and the Common Guarantee will be (i) subordinate and junior in right of payment to all other liabilities of the Corporation; (ii) pari passu with (A) the most senior preferred or preference stock now or hereafter issued by the Corporation, and (B) any guarantee now or hereafter entered into by the Corporation, in respect of any capital securities or common securities of any Other Trusts; and (iii) senior to the Corporation's common stock.

     The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures. The Exchange Guarantee does not place a limitation on the amount of additional Senior

Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

  Amendments and Assignment

     Except with respect to any changes that do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Exchange
Securities -- Description of the Exchange Capital Securities -- Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

  Events of Default

     An event of default under the Exchange Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee.

     Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

  Information Concerning the Guarantee Trustee

     The Guarantee Trustee, other than during the continuance of a default by the Corporation in performance of the Exchange Guarantee, will undertake to perform only such duties as are specifically set forth in the Exchange Guarantee and, during the continuance of such a default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Exchange Guarantee at the request of any holder of the Exchange Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

  Termination of the Guarantee

     The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

  Governing Law

     The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF OLD SECURITIES

     The information contained in this section is relevant to holders of Old Securities whose Old Securities are not tendered and accepted for exchange by the Expiration Date of the Exchange Offer. See "Risk Factors -- Certain Consequences of a Failure to Exchange Old Capital Securities."


     The terms of the Old Securities are identical in all material respects to the Exchange Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances with respect to certain broker-dealers), (ii) the Old Capital Securities contain a $100,000 minimum Liquidation Amount transfer restriction (which will be waived in respect of tenders of Old Capital Securities in the Exchange Offer) and certain other restrictions on transfer, (iii) the Old Capital Securities provide for additional Distributions which will terminate as set forth below, (iv) the Old Junior Subordinated Debentures contain a $100,000 minimum principal amount transfer restriction and (v) the Old Junior Subordinated Debentures provide for additional interest which will terminate as set forth below. The Old Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by June 12, 1997 or has not been declared effective by July 12, 1997 or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective by July 12, 1997, then additional interest will accrue (in addition to the stated interest rate on the Old Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Old Junior Subordinated Debentures and additional Distributions will accrue (in addition to the stated Distribution rate on the Old Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Old Capital Securities, for the period from June 13, or July 13, as the case may be, until such time as such events have occurred. Upon the effectiveness of the Registration Statement of which this Prospectus is a part and upon consummation of the Exchange Offer, the Trust and the Corporation will have satisfied their obligations in this regard and the Old Securities will not be, entitled to any such additional interest or additional Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors -- Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of Exchange Securities."


                    RELATIONSHIP AMONG THE EXCHANGE CAPITAL
                  SECURITIES, THE EXCHANGE JUNIOR SUBORDINATED
           DEBENTURES, THE EXCHANGE GUARANTEE AND THE TRUST AGREEMENT

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Exchange
Securities -- Description of Exchange Guarantee." Taken together, the Corporation's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Exchange Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payment of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Corporation does not make the required payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Exchange Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Exchange Guarantee and the Common Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness and all other liabilities of the Corporation.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Exchange Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Exchange Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF EXCHANGE CAPITAL SECURITIES

     A holder of any Exchange Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under or acceleration of Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

     The Exchange Capital Securities will represent preferred beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of an Exchange Capital Security and a holder of an Exchange Junior Subordinated Debenture is that a holder of an Exchange Junior Subordinated Debenture will be entitled to receive from the Corporation the principal of and premium, if any, and interest on Exchange Junior Subordinated Debentures held, while a holder of Exchange Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances, from the Corporation under the Exchange Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

     Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary dissolution and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive out of assets held by the Trust, after satisfaction of any liabilities to creditors, the Liquidation Distribution in cash. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Liquidation of the Trust and Distribution of Exchange Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under the Exchange Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Exchange Capital Securities and a holder of Exchange Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

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

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Donovan Leisure Newton & Irvine, special tax counsel to the Corporation and the Trust ("Tax Counsel"), the following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets (generally, assets held for investment) by a holder who purchases Old Capital Securities upon original issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset, or, except to the extent described below, foreign taxpayers. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder, the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Each investor is urged to consult his tax advisor as to the particular tax consequences of purchasing, owning, and disposing of the Capital Securities, including the application and effect of United States federal, state, local, foreign and other tax laws.

EXCHANGE OF CAPITAL SECURITIES

     The exchange of Old Capital Securities for Exchange Capital Securities will not be a taxable event to holders for United States federal income tax purposes. Accordingly a holder will have the same adjusted basis and holding period in the Exchange Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     In connection with the issuance of the Old Junior Subordinated Debentures, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, the Old Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation. An opinion of Tax Counsel, however, is not binding on the Internal Revenue Service (the "IRS") or the courts. Prospective investors should note that no rulings have been or are expected to be sought from the IRS with respect to any of these issues and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS or, if challenged, that such a challenge would not be successful.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Old Capital Securities, Tax Counsel has rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Trust Agreement and the Indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities will generally be considered the owner of an undivided interest in the Junior Subordinated Debentures, and each holder will be required to include in its gross income as ordinary income any interest income (or original issue discount ("OID")) paid or accrued with respect to its allocable share of those Junior Subordinated Debentures.

INTEREST INCOME AND OID

     Under recently issued Treasury regulations (the "Regulations"), a "remote" contingency, within the meaning of the Regulations, that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Corporation believes that the likelihood of its exercising its option to defer payments of interest is "remote" since exercising that option would prevent the Corporation from declaring dividends on any class of its equity securities. Accordingly, the Corporation intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be considered to be issued with OID and, accordingly, stated interest on the Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's method of accounting.

     Under the Regulations, if the Corporation were to exercise its option to defer payments of interest, the Junior Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remain outstanding. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would thereafter be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include in gross income OID even though the Corporation would not make actual cash payments during an Extension Period. Moreover, under the Regulations, if the option to defer the payment of interest was determined not to be "remote", the Junior Subordinated Debentures would be treated as having been originally issued with OID. In such event, all of a holder's taxable interest income with respect to the Junior Subordinated Debentures would be accounted for on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

     The Regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to Tax Counsel's interpretation herein.

     Because income on the Capital Securities will constitute interest or OID, corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     The Corporation will have the right at any time to dissolve the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Junior Subordinated Debentures equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period during which the Capital Securities were held by such holder. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities and a holder's holding period in Junior Subordinated Debentures would begin on the date such Junior Subordinated Debentures were received.

     Under certain circumstances described herein (see "Description of Exchange Securities -- Description of Exchange Capital Securities"), the Junior Subordinated Debentures may be prepaid in cash and the proceeds of such prepayment distributed to holders in redemption of their Capital Securities. Under current law, such a prepayment would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Capital Securities, and a holder could recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "-- Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

     A holder that sells Capital Securities (including a holder whose Capital Securities are redeemed either upon the Stated Maturity or upon an optional prepayment of the Junior Subordinated Debentures by the Corporation) will recognize gain or loss equal to the difference between its adjusted tax basis in the Capital Securities and the amount realized on the sale of such Capital Securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includable in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year.

     Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest (or OID if the Junior Subordinated Debentures are treated as having been issued, or reissued, with OID) with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debenture are deemed to have been issued, or reissued, with
OID) who disposes of his Capital Securities will be required to include in ordinary income (i) any portion of the amount realized that is attributable to accrued but unpaid interest or (ii) any OID on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest) a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

CONDITIONAL RIGHT TO SHORTEN MATURITY

     Prospective investors should be aware that the Corporation's exercise of its right to shorten the maturity of the Junior Subordinated Debentures will be a taxable event to holders of Capital Securities if the Junior Subordinated Debentures are treated as equity for purposes of United States federal income taxation before the maturity is shortened. See "Description of Exchange Securities -- Description of Exchange Capital Securities -- Conditional Right to Shorten Maturity and Special Event Redemption" and "Description of Exchange Securities -- Description of Exchange Junior Subordinated
Debentures -- Conditional Right to Shorten Maturity and Special Event
Prepayment."

PROPOSED TAX LEGISLATION

     On March 19, 1996, President Clinton proposed the Proposed Legislation, which would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations, such as the Junior Subordinated Debentures, issued on or after December 7, 1995 if such debt obligations have a maximum term in excess of 20 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued the Joint Statement indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote the Democrat Letters, which concurred with the view expressed in the Joint Statement. If the principles contained in the Joint Statement and the Democrat Letters were followed and if the Proposed Legislation were enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that the effective date guidance contained in the Joint

Statement and the Democrat Letters will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Junior Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. The occurrence of a Tax Event may result in the prepayment of the Junior Subordinated Debentures for cash, in which event the holders of the Capital Securities would receive cash in redemption of their Capital Securities. See "Description of Exchange
Securities -- Description of the Exchange Capital Securities -- Redemption" and "Description of Exchange Securities -- Description of Exchange Junior Subordinated Debentures -- Special Event Prepayment."

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

     A "U.S. Holder" is a holder of Capital Securities who or which is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, or a trust or estate the income of which is includable in its gross income for federal income tax purposes without regard to its source. A trust is a U.S. Holder for federal income tax purposes if, and only if, (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States trustees have the authority to control all substantial decisions of the trust.

     Under present United States federal income tax laws: (i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING

THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     The Corporation, the obligor with respect to the Exchange Junior Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire Exchange Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Exchange Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). The acquisition of Exchange Capital Securities by any person who is, or who in acquiring such Exchange Capital Securities is using the assets of, an ERISA Plan shall be deemed to constitute a representation by such person to the Trust that such person is eligible for exemptive relief available pursuant to either one of PTE 90-1, PTE 91-38, PTE 84-14, PTE 96-23, PTE 95-60 or another applicable exemption with respect to the acquisition and holding of such Exchange Capital Securities. In addition, a Plan fiduciary considering the purchase of Exchange Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In this case, any person exercising discretion with respect to the Exchange Junior Subordinated Debentures would be a fiduciary and a party in interest with respect to the investing Plans. To avoid certain prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Exchange Capital Securities, will be deemed to have directed the Trust to invest in the Exchange Junior Subordinated Debentures and to have appointed the Trustees.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives Exchange Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as result of market-making activities or other trading activities. The Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." See "The Exchange Offer -- Resales of Exchange Capital Securities."

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. Exchange Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities.

     Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such sale of Exchange Capital Securities and any commissions or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                        VALIDITY OF EXCHANGE SECURITIES

     Certain matters relating to the validity of the Exchange Capital Securities, the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be passed upon for the Corporation by Donovan Leisure Newton & Irvine, New York, New York. Certain matters relating to the validity of the Exchange Capital Securities under Delaware law will be passed on by Potter Anderson & Corroon, Wilmington, Delaware. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Donovan Leisure Newton & Irvine, New York, New York.

                                    EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this Prospectus by reference from Orion's Annual Report on Form 10-K for the year ended December 31, 1995 and the financial statements of Guaranty National incorporated therein have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information of Orion which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in Orion's Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

======================================================

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION, THE TRUST OR BY THE INITIAL PURCHASERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................     9
Incorporation of Certain Documents By
  Reference...........................     9
Summary...............................    11
Risk Factors..........................    18
Use of Proceeds.......................    24
Ratios of Earnings to Combined Fixed
  Charges and Preferred Stock
     Dividends........................    24
Accounting Treatment..................    25
Capitalization........................    26
Summary Financial Data................    27
Orion Capital Corporation.............    29
Orion Capital Trust I.................    29
The Exchange Offer....................    30
Description of the Exchange
  Securities..........................    39
Description of the Old Securities.....    60
Relationship Among the Exchange
  Capital Securities, the Exchange
  Junior Subordinated Debentures, the
  Exchange Guarantee and the Trust
  Agreement...........................    60
Certain Federal Income Tax
  Consequences........................    62
ERISA Considerations..................    66
Plan of Distribution..................    66
Validity of Exchange Securities.......    67
Experts...............................    67

======================================================

======================================================

                                  $125,000,000

                             ORION CAPITAL TRUST I

                             8.73% EXCHANGE CAPITAL
                                   SECURITIES

                           FULLY AND UNCONDITIONALLY
                            GUARANTEED, AS DESCRIBED
                                   HEREIN, BY

                                 ORION CAPITAL
                                  CORPORATION
                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                 March 25, 1997


             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Orion is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by Orion of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Article VII of Orion's Restated Certificate of Incorporation, as amended and Article IX of Orion's By-Laws, as amended, provide for the indemnification of Orion's officers and directors in accordance with the Delaware General Corporation Law, and include, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Orion's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

     Orion has entered into indemnification agreements (approved by its stockholders) with each of its directors and senior officers which, among other things, contractually confirm the indemnity provided under Orion's Restated Certificate of Incorporation, its By-Laws and the Delaware General Corporation Law.

     The directors and officers of Orion are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act which might be incurred by them in such capacities.

     The Trust Agreement limits the liability to the Trust and certain other persons, and provides for indemnification by the Trust or Orion, of Trustees, their officers, directors and employees and certain other persons.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The documents listed hereunder are filed as exhibits hereto.


EXHIBIT
NUMBER                                          DESCRIPTION
-------     -----------------------------------------------------------------------------------
    4.1     Indenture between Orion Capital Corporation and The Bank of New York*
    4.2     Form of Exchange Debenture Certificate*
    4.3     Certificate of Trust of Orion Capital Trust I*
    4.4     Declaration of Trust of Orion Capital Trust I*
    4.5     Amended and Restated Declaration of Trust for Orion Capital Trust I*
    4.6     Form of Exchange Capital Security Certificate*
    4.7     Form of Exchange Guarantee relating to the Exchange Capital Securities*
    4.8     Registration Rights Agreement*
    5.1     Opinion of Donovan Leisure Newton & Irvine as to the legality of the Exchange
            Junior Subordinated Debentures and the Exchange Guarantee to be issued by Orion
            Capital Corporation
    5.2     Opinion of Potter Anderson & Corroon as to the legality of the Exchange Capital
            Securities to be issued by Orion Capital Trust I
    8.1     Tax Opinion of Donovan Leisure Newton & Irvine
   12.1     Computation of Ratio of Earnings to Fixed Charges*
   15.1     Letter in Lieu of Consent of Deloitte and Touche LLP re Unaudited Interim Financial
            Information
   23.1     Consents of Deloitte & Touche LLP

EXHIBIT
NUMBER                                          DESCRIPTION
-------     -----------------------------------------------------------------------------------
   23.2     Consent of Donovan Leisure Newton & Irvine (included in Exhibit 5.1)
   23.3     Consent of Potter Anderson & Corroon (included in Exhibit 5.2)
   24.1     Powers of Attorney for Orion Capital Corporation*
   24.2     Powers of Attorney for Orion Capital Trust I*
   25.1     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Debenture Trustee under the Indenture*
   25.2     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the Amended and
            Restated Declaration of Trust*
   25.3     Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the Exchange
            Guarantee*
   99.1     Form of Letter of Transmittal*
   99.2     Form of Notice of Guaranteed Delivery*
   99.3     Form of Exchange Agent Agreement*

---------------

* Previously filed.

     The following fiscal statement schedules are filed as part of this Registration Statement:

        None.

ITEM 22.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Orion's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date responding to the request.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 24th day of March, 1997.


                                          ORION CAPITAL CORPORATION

                                          By:     /s/ W. MARSTON BECKER*

                                          --------------------------------------
                                                      W. Marston Becker
                                                    Chairman of the Board
                                                 and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



            Date: March 24, 1997                           By: /s/ W. MARSTON BECKER*
                                                  ---------------------------------------------
                                                                W. Marston Becker
                                                            Chairman of the Board and
                                                             Chief Executive Officer
                                                          (Principal Executive Officer)
            Date: March 24, 1997                            By: /s/ DANIEL L. BARRY*
                                                  ---------------------------------------------
                                                                 Daniel L. Barry
                                                    Senior Vice President and Chief Financial
                                                   Officer (Principal Financial and Accounting
                                                                    Officer)
            Date: March 24, 1997                            By: /s/ BERTRAM J. COHN*
                                                  ---------------------------------------------
                                                                 Bertram J. Cohn
                                                                    Director
         *By: /s/ MICHAEL P. MALONEY
---------------------------------------------
                Michael P. Maloney
                 Attorney-in-fact

            Date: March 24, 1997                         By: /s/ GORDON F. CHEESBROUGH*
                                                  ---------------------------------------------
                                                              Gordon F. Cheesbrough
                                                                    Director
            Date: March 24, 1997                             By: /s/ JOHN C. COLMAN*
                                                  ---------------------------------------------
                                                                 John C. Colman
                                                                    Director
            Date: March 24, 1997                            By: /s/ VICTORIA R. FASH*
                                                  ---------------------------------------------
                                                                Victoria R. Fash
                                                                    Director
            Date: March 24, 1997                             By: /s/ ALAN R. GRUBER*
                                                  ---------------------------------------------
                                                                 Alan R. Gruber
                                                                    Director
            Date: March 24, 1997                           By: /s/ ROBERT H. JEFFREY*
                                                  ---------------------------------------------
                                                                Robert H. Jeffrey
                                                                    Director
            Date: March 24, 1997                            By: /s/ WARREN R. LYONS*
                                                  ---------------------------------------------
                                                                 Warren R. Lyons
                                                                    Director
            Date: March 24, 1997                          By: /s/ JAMES K. MCWILLIAMS*
                                                  ---------------------------------------------
                                                               James K. McWilliams
                                                                    Director
            Date: March 24, 1997                            By: /s/ RONALD W. MOORE*
                                                  ---------------------------------------------
                                                                 Ronald W. Moore
                                                                    Director
            Date: March 24, 1997                           By: /s/ ROBERT B. SANBORN*
                                                  ---------------------------------------------
                                                                Robert B. Sanborn
                                                                    Director
         *By: /s/ MICHAEL P. MALONEY
---------------------------------------------
                Michael P. Maloney
                 Attorney-in-fact

            Date: March 24, 1997                          By: /s/ WILLIAM J. SHEPHERD*
                                                  ---------------------------------------------
                                                               William J. Shepherd
                                                                    Director
            Date: March 24, 1997                             By: /s/ JOHN R. THORNE*
                                                  ---------------------------------------------
                                                                 John R. Thorne
                                                                    Director
            Date: March 24, 1997                             By: /s/ ROGER B. WARE*
                                                  ---------------------------------------------
                                                                  Roger B. Ware
                                                                    Director



     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 24th day of March, 1997.


                                                         ORION CAPITAL TRUST I


            Date: March 24, 1997                            By: /s/ W. MARSTON BECKER
                                                  ---------------------------------------------
                                                                W. Marston Becker
                                                             Administrative Trustee
            Date: March 24, 1997                             By: /s/ DANIEL L. BARRY
                                                  ---------------------------------------------
                                                                 Daniel L. Barry
                                                             Administrative Trustee
            Date: March 24, 1997                           By: /s/ MICHAEL P. MALONEY
                                                  ---------------------------------------------
                                                               Michael P. Maloney
                                                             Administrative Trustee
         *By: /s/ MICHAEL P. MALONEY
---------------------------------------------
               Michael P. Maloney
                Attorney-in-fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                 DESCRIPTION
------   ------------------------------------------------------------------------
  4.1    Indenture between Orion Capital Corporation and The Bank of New York*
  4.2    Form of Exchange Debenture Certificate*
  4.3    Certificate of Trust of Orion Capital Trust I*
  4.4    Declaration of Trust of Orion Capital Trust I*
  4.5    Amended and Restated Declaration of Trust for Orion Capital Trust I*
  4.6    Form of Exchange Capital Security Certificate*
  4.7    Form of Exchange Guarantee relating to the Exchange Capital Securities*
  4.8    Registration Rights Agreement*
  5.1    Opinion of Donovan Leisure Newton & Irvine as to the legality of the
         Exchange Junior Subordinated Debentures and the Exchange Guarantee to be
         issued by Orion Capital Corporation
  5.2    Opinion of Potter Anderson & Corroon as to legality of the Exchange
         Capital Securities to be issued by Orion Capital Trust I
  8.1    Tax Opinion of Donovan Leisure Newton & Irvine
 12.1    Computation of Ratio of Earnings to Fixed Charges*
 15.1    Letter in Lieu of Consent of Deloitte and Touche LLP re Unaudited
         Interim Financial Information
 23.1    Consents of Deloitte & Touche LLP
 23.2    Consent of Donovan Leisure Newton & Irvine (included in Exhibit 5.1)
 23.3    Consent of Potter Anderson & Corroon (included in Exhibit 5.2)
 24.1    Powers of Attorney for Orion Capital Corporation*
 24.2    Powers of Attorney for Orion Capital Trust I*
 25.1    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Debenture Trustee under the
         Indenture*
 25.2    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the
         Amended and Restated Declaration of Trust*
 25.3    Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Guarantee Trustee under the
         Exchange Guarantee*
 99.1    Form of Letter of Transmittal*
 99.2    Form of Notice of Guaranteed Delivery*
 99.3    Form of Exchange Agent Agreement*


---------------
* Previously filed.